THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMITS HEREIN PROVIDED.
EMERALD HEALTH THERAPEUTICS, INC.
COMMON SHARE PURCHASE WARRANT
                                Dated: ________
Number of Warrants: ________                        Warrant Certificate No.: ________
THIS IS TO CERTIFY THAT, for value received,
________________________________
(the “Holder”)
is the registered holder of      common share purchase warrants (the “Warrants”) of EMERALD HEALTH THERAPEUTICS, INC. (the “Corporation”). Each Warrant entitles the Holder to subscribe for and purchase, subject to the terms hereof including, without limitation, certain adjustment provisions, one common share (a “Share”) in the authorized share structure of the Corporation until 5:00 p.m. (Vancouver time) _____________(the “Expiry Time”), for an exercise price of CAD$ per Share (the “Exercise Price”), after which time the Warrants represented hereby shall expire, all subject to adjustment as hereinafter provided.
If at any time following the date hereof, the closing price of the Corporation’s Shares on the TSX Venture Exchange, or such other principal stock exchange on which the Shares are then listed, is greater than $ per Share for a period of ten consecutive trading days (the “Triggering Event”), the Corporation may, at its option, accelerate the Expiry Time to the date that is 15 days following the date on which the Corporation sends notice to all Warrant holders of the new expiry date (the “Notice Date”).
1.The right to acquire Shares may only be exercised by the Holder, or its legal representative or attorney, within the time set forth above by:
(a)duly completing and executing the Exercise Form attached hereto as Appendix A; and
(b)surrendering this Warrant Certificate and delivering a completed Exercise Form and a certified cheque, wire transfer or bank draft in an amount equal to the Exercise Price multiplied by the number of Shares to be acquired, subject to adjustment in accordance with the terms hereof, to the Corporation at the address shown on the Exercise Form.
2.This Warrant Certificate will effectively be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation at the address shown on the Exercise Form or such other address as may be specified by the Corporation, in a written notice to the Holder, from time to time. The Corporation will, on the date it receives the duly executed Exercise Form and the Exercise Price for the number of Shares specified in the Exercise Form, issue that number of Shares specified in the Exercise Form as fully paid and non-assessable Shares of the Corporation.
3.No fractional Shares are to be issued upon exercise of the Warrants, but rather the number of Shares to be issued shall be rounded down to the nearest whole number.
4.Subject to Section 5, upon the exercise of all or any of the Warrants in the manner described above, the person or persons in whose name or names the Shares issuable upon exercise of the Warrants are to be issued will be deemed for all purposes to be the holder or holders of record of such Shares and the Corporation covenants that it will cause certificates representing such Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five business days of the surrender of this Warrant Certificate.

5.The Holder of this Warrant Certificate may acquire any lesser number of Shares than the total number of Shares which may be acquired upon exercise of the Warrants represented by this Warrant Certificate. In such event, the Holder will be entitled to receive a new Warrant Certificate representing Warrants exercisable to acquire up to the balance of the Shares which may be acquired. The Corporation will deliver such new Warrant Certificate, without charge, to the Holder within three business days of the surrender of this Warrant Certificate.
6.The Warrants are non-transferrable.
7.The Holder of this Warrant Certificate may, at any time prior to the Expiry Time, upon surrender of this Warrant Certificate to the Corporation, exchange this Warrant Certificate for other Warrant Certificates entitling the Holder to acquire, in the aggregate, the same number of Shares, at the same Exercise Price and on the same terms as may be acquired under this Warrant Certificate. The Corporation will deliver such new Warrant Certificates to the Holder within seven trading days of such surrender of this Warrant Certificate.
8.The holding of the Warrants evidenced by this Warrant Certificate will not constitute the Holder hereof a shareholder of the Corporation or entitle the Holder to any right or interest in respect thereof except as expressly provided for herein.
9.Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant Certificate, the Corporation will execute and deliver to the Holder a new Warrant Certificate within seven trading days thereof.
10.Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Corporation to issue any shares except those shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.
11.Issuance and delivery of certificates for the Shares upon exercise of this Warrant will be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses will be paid by the Corporation; provided, however, that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder will be responsible for all other tax liability that may arise as a result of holding this Warrant or receiving Shares upon exercise hereof.
12.From and after the date hereof, the Exercise Price and the number of Shares deliverable upon the exercise of the Warrants will be subject to adjustment as follows:
(a)In case of any reclassification or redesignation of or amendment to the Shares or change of the Shares into other shares, or in case of the consolidation, merger, reorganization, arrangement of the Corporation, amalgamation or other form of business combination of the Corporation with or into any other company or entity which results in any reclassification of the Shares or a change or exchange of the Shares into other shares, or in case of any sale, lease, exchange or transfer (in one or a series of related transactions) of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person (any such event, a “Reclassification of Shares”), at any time prior to the Expiry Time, the Holder will, after the effective date of such Reclassification of Shares and upon exercise of the right to purchase Shares hereunder, be entitled to receive, and will accept, in lieu of the number of Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Reclassification of Shares if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which the Holder was theretofore entitled upon such exercise. The Exercise Price will, on the effective date of the Reclassification of Shares, be adjusted by multiplying the Exercise Price in effect immediately prior to such Reclassification of Shares by the number of Shares purchasable pursuant to this

Warrant Certificate immediately prior to the Reclassification of Shares, and dividing the product thereof by the number of successor securities determined in accordance with this section. If necessary, appropriate adjustments will be made in the application of the provisions set forth in this section with respect to the rights and interests thereafter of the Holder in order that the provisions set forth in this section will thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby. Any successor company, entity or persons shall assume the obligations of the Corporation arising under this Warrant Certificate.
(b)If and whenever at any time prior to the Expiry Time the Corporation:
(i)subdivides the Shares into a greater number of shares;
(ii)consolidates the Shares into a lesser number of shares; or
(iii)issues Shares, Participating Shares or Convertible Securities (both such terms as defined below in paragraph (g)) to all or substantially all of the holders of Shares by way of a stock dividend or other distribution on the Shares payable in Shares, Participating Shares or Convertible Securities;(any such event, a “Capital Reorganization”) and any such event results in an adjustment in the Exercise Price pursuant to paragraph (c), the number of Shares purchasable pursuant to the Warrants evidenced hereby will be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which will be the Exercise Price in effect immediately prior to such adjustment and the denominator of which will be the Exercise Price resulting from such adjustment.
(c)If and whenever at any time prior to the Expiry Time, the Corporation undertakes Capital Reorganization, the Exercise Price will, on the effective date, in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which will be the number of Shares and Participating Shares outstanding immediately before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of Shares and Participating Shares outstanding immediately after giving effect to such Capital Reorganization. The number of Shares and Participating Shares outstanding will include the deemed conversion into or exchange for Shares or Participating Shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment will be made successively whenever any event referred to in this paragraph occurs.
(d)Any issue of Shares, Participating Shares or Convertible Securities by way of a stock dividend or other such distribution will be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Shares hereunder.
(e)If and whenever at any time prior to the Expiry Time, the Corporation sets a record date for the issuance of rights, options or warrants (other than the Warrants evidenced hereby) to all or substantially all the holders of Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares, Participating Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Value (as defined below) of the Shares on such record date (any such event, a “Rights Offering”), the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:
(i)the numerator of which will be the aggregate of: (A) the number of Shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Value (as hereinafter defined) of the Shares on the record date: (1) the amount obtained by multiplying the number of Shares or Participating Shares which the holders of Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Shares or Participating Shares which the holders of Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and
(ii)the denominator of which will be the aggregate of: (A) the number of Shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of Shares or Participating Shares which the holders of Shares are entitled to subscribe for or purchase; or (2) the maximum number of Shares or Participating Shares which the holders of Shares are entitled to receive on the conversion or exchange of the Convertible Securities.
Any Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is set.
To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.
(f)If and whenever at any time prior to the Expiry Time, the Corporation sets a record date for the distribution to all or substantially all the holders of Shares of:
(i)shares of any class, whether of the Corporation or any other company;
(ii)rights, options or warrants;
(iii)evidences of indebtedness; or
(iv)other assets or property (including cash and securities);
and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of Shares to subscribe for or purchase Shares, Participating Shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Value of the Shares on such record date (any such non- excluded event, a “Special Distribution”), the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (A) the numerator of which will be the amount by which (1) the amount obtained by multiplying the total number of Shares outstanding on such record date by the Current Value of the Shares on such record date, exceeds (2) the aggregate fair market value (as determined by the external auditors of the Corporation, which determination will be conclusive) to the holders of such Shares of such Special Distribution; and (B) the denominator of which will be the total number of Shares outstanding on such record date multiplied by such Current Value.
Any Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed.
To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(g)For the purpose of this Warrant: (i) “Participating Share” means a share (other than a Share) that carries the right to participate in earnings to an unlimited degree; and (ii) “Convertible Security” means a security convertible into or exchangeable for a Share or a Participating Share or both.
(h)No adjustment pursuant to this Warrant Certificate will be made in respect of dividends (payable in cash, Shares or Participating Shares) declared payable on the Shares in any fiscal year of the Corporation to the extent that the aggregate value of such dividends, when aggregated with the aggregate value of any dividends previously declared payable on the Shares in such fiscal year, do not exceed 50% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.
(i)In any case in which this Warrant Certificate will require that an adjustment will become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Shares or securities or other property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation will deliver to the Holder within seven business days an appropriate instrument evidencing the Holder’s right to receive such additional Shares or securities or other property upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on any such additional Shares or securities or other property on and after such exercise.
(j)The adjustments provided for in this Warrant Certificate are cumulative, will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will apply (without duplication) to successive Reclassifications of Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this section, no adjustment of the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding Shares); provided, however, that any adjustments which by reason of this paragraph are not required to be made will be carried forward and taken into account in any subsequent adjustment.
(k)No adjustment in the number of Shares which may be purchased upon exercise of the Warrants evidenced hereby or in the Exercise Price will be made pursuant to this Warrant Certificate if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants evidenced hereby for Shares prior to the effective date or record date of such event.
(l)In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question will conclusively be determined by a firm of chartered accountants appointed by the Corporation and acceptable to the Holder (who may but need not be the Corporation’s auditors). Such accountants will have access to all necessary records of the Corporation and such determination will be binding upon the Corporation and the Holder.
(m)As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Warrant, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation will take all corporate action which may, in the opinion of external counsel, be necessary in order that the Corporation has reserved and there will remain unissued out of its authorized capital a sufficient number of Shares for issuance upon the exercise of the Warrants evidenced hereby, and that the Corporation may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.
(n)At least 21 days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation will give notice to the Holder of the particulars of such event and the required adjustment.
(o)No adjustment to the Exercise Price that requires TSX Venture Exchange (the “Exchange”) approval will be made without such approval, and the Corporation will use its best efforts at all times to obtain such consent and/or approval from the Exchange as may be necessary or desirable to allow for the full operation of the provisions contained herein.
13.For the purpose of any computation under this Warrant Certificate, the “Current Value” of the Shares at any date will be determined as:
(a)the weighted average closing price of the Shares traded through the facilities of the Exchange or such other exchange on which the Shares are listed for the seven trading days prior to that date;
(b)if the Shares are not listed on the Exchange, the weighted average closing price of the Shares traded through the facilities of such other stock exchange or quotation system on which the Shares are listed or through which the Shares are quoted for the five trading days prior to that date; or
(c)if the Shares are not listed on the Exchange or any other stock exchange or quoted through a quotation system, the fair value thereof as determined in good faith by an independent brokerage or accounting firm selected by the Corporation and satisfactory to the Holder. The Corporation will be solely responsible for paying all fees and expenses of such independent brokerage firm.
14.In the event that this Warrant is exercised before      the certificate representing the Common Shares issued upon such exercise shall bear the following legends:
“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE     .
WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT     .”
15.This Warrant and the Shares underlying this Warrant have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and applicable state securities laws and the Corporation has no current intention to effect such registration. Warrants may only be exercised within the United States or by or on behalf of a U.S. Person (as defined in Regulation S of the U.S. Securities Act), or a person within the United States and the Shares issued upon exercise of Warrants may be delivered to an address in the United States only if the Warrants and the Shares are registered under the U.S. Securities Act and applicable state securities laws or such exercise is made in accordance with an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws, such exemption to be evidenced by such certificates and other evidence reasonably satisfactory to the Corporation and the Corporation shall be entitled to rely upon such confirmation.
16.This Warrant Certificate will enure to the benefit of and will be binding upon the Holder and the Corporation and their respective successors and permitted assigns. The expression the “Holder” as used herein will include the Holder’s assigns whether immediate or derivative.
17.This Warrant Certificate is governed and construed in accordance with the laws of the Province of British Columbia.
18.All dollar amounts referred to in this Warrant Certificate are in lawful currency of Canada.
19.Time is of the essence hereof.
[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed by its duly authorized officer.
EMERALD HEALTH THERAPEUTICS, INC.
Per:          Authorized Signatory

APPENDIX A
EXERCISE FORM
TO:    EMERALD HEALTH THERAPEUTICS, INC.
c/o 2500 Park Place, 666 Burrard Street Vancouver, British Columbia V6C 2X8
The undersigned holder of the attached Warrant Certificate hereby subscribes for common shares (the “Shares”) in the share capital of EMERALD HEALTH THERAPEUTICS, INC. pursuant to the terms of the Warrant Certificate at the Exercise Price (as defined in the Warrant Certificate) on the terms specified in the Warrant Certificate and contemporaneously with the execution and delivery hereof makes payment therefor on the terms specified in the Warrant Certificate.
(Please check the ONE box applicable):
□A. The undersigned holder (i) at the time of exercise of the Warrants and execution and delivery of this exercise form is not in the United States; (ii) is not a U.S. person,
(iii) is not exercising the Warrants for the account or benefit of a U.S. person or person in the United States; and (iv) the delivery of the underlying Shares will not be to an address in the United States.
□B. The undersigned holder (a) is the original U.S. purchaser who purchased the Warrants pursuant to the Corporation’s private placement Unit, (b) is exercising the Warrants for its own account or for the account of a disclosed principal that was named in the subscription agreement pursuant to which it purchased such Units, and (c) is, and such disclosed principal, if any, is an "accredited investor" as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “1933 Act”) at the time of exercise of these Warrants and the representations and warranties of the holder made in the original subscription agreement remain true and correct as of the date of exercise of these Warrants.
□C. The undersigned holder has delivered to the Corporation an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Corporation) to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available.
The undersigned holder understands that unless Box A above is checked, the certificate representing the Shares issued upon exercise of the Warrants will, unless the issuance of such securities has been registered under the 1933 Act and applicable state securities laws, bear a legend restricting transfer unless an exemption from such registration requirements is available.
“U.S. person” and “United States” are used as defined in Regulation S under the 1933 Act.
The undersigned irrevocably hereby directs that     Shares be issued and delivered as follows:

Name in Full	Address	Number of Shares

Note: Certificates representing Shares will not be registered or delivered to an address in the United States unless Box B or C above is checked.
DATED this     day of    , 20    .
WARRANTHOLDER:

Per:         Authorized Signatory